SECURITIES LENDING AGREEMENT

This Agreement, dated August 29, 2025, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 383 Madison Ave., New York, NY 10017; and Touchstone Funds Group Trust, Touchstone Strategic Trust and Touchstone Variable Series Trust (each a “Lender” or “Trust”) acting with respect to each series of each Trust (individually, a “Fund”) with a place of business at 303 Broadway Street, Suite 1100, Cincinnati, Ohio 45202.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

This Agreement sets out the terms on which J.P. Morgan will provide securities lending services to Lender. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement. The terms and conditions of this Agreement are applicable only to the services which are specified in this Agreement.

1.2	Definitions; Interpretation

(a)	Definitions

As used herein, the following terms have the meanings hereinafter stated.

“Affected Party” has the meaning set forth in Section 7.2 of this Agreement.

“Affiliate” with respect to a party means an entity controlling, controlled by, or under common control with, that party.

“Allocation Factors” has the meaning set forth in Section 2.2(b) of this Agreement.

“Applicable Law” means any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Investment” means any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, pursuant to Section 2.6 of this Agreement and the Investment Guidelines.

“Authorized Person” means any person who has been designated by written notice from Lender in the form as provided by J.P. Morgan to act on behalf of Lender under this Agreement, any person who has received a User Code from Lender, or any person authorized by Lender to receive a User Code from J.P. Morgan. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Lender (or its agent) that any such person is no longer an Authorized Person.

Securities Lending Agreement - JPMCB New York - General

“AutoCredit” has the meaning set forth in Section 2.7(a) of this Agreement.

“Borrower” means an entity listed on Schedule 2 to this Agreement other than an entity which J.P. Morgan shall have been instructed to delete from such list in accordance with Instructions and as such Schedule may be amended in accordance with Section 2.3 of this Agreement.

“Business Day” shall have the meaning assigned in the applicable MSLA, including any applicable Addendum or Exhibit to the applicable MSLA and shall, include, as applicable, a New York Business Day and a Foreign Business Day as defined in the applicable MSLA.

“Cash Collateral” means those currencies permitted under Schedule 3 to this Agreement to be accepted as Cash Collateral as may be pledged by a Borrower in connection with a particular Loan.

“Cash Distributions” has the meaning set forth in Section 2.7(a) of this Agreement.

“Change” has the meaning set forth in Section 2.13 of this Agreement.

“Change Request” has the meaning set forth in Section 2.13 of this Agreement.

“Collateral” means the types of collateral acceptable to Lender as set forth in Schedule 3 to this Agreement, together with Cash Collateral.

“Collateral Account” means, as the case may be, an account or accounts maintained by J.P. Morgan with its global custody business, with any Securities Depository or with any Tri-party Institution, and designated as a Collateral Account for the purpose of holding Collateral, Authorized Investments, or proceeds of any of them (as the case may be) in connection with Loans under this Agreement.

“Collateral Management Services” mean services performed in relation to Securities held as collateral on behalf the Lender, such as marking to market, margin management and automatic substitution of collateral.

“Collateral Requirement” with respect to a given Security shall be an amount equal to the then applicable percentage of the Market Value of the applicable Security as set forth in Appendix A to Schedule 3 to this Agreement, as that Appendix may be amended by J.P. Morgan from time to time on notice to Lender.

“Confidential Information” means and includes all nonpublic information concerning Lender, the Lending Accounts or the Collateral Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information does not include (i) information that is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement, (ii) information that J.P. Morgan develops independently without using the Lender’s confidential information, (iii) information that J.P. Morgan obtains on a nonconfidential basis from a person who is not known to be subject to any obligation of confidence to the Lender with respect to that information, or (iv) information that the Lender has designated as non-confidential or consented be disclosed.

Securities Lending Agreement - JPMCB New York - General

“Custody Agreement” means the agreement dated as of June 18, 2025, between J.P. Morgan and Lender, which provides, inter alia, for the safekeeping of Securities received by J.P. Morgan from time to time on behalf of Lender, as that agreement may be amended from time to time.

“Cut-off Time” has the meaning set forth in Section 4.4 of this Agreement.

“Distributions” means all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global Depositary Receipts) made by the issuer with respect to Securities subject to Loans.

“Dollars” means U.S. dollars.

“Event of Default” has the meaning set forth in the applicable MSLA.

“Force Majeure Event” has the meaning set forth in Section 7.2 of this Agreement.

“Instruction” means an instruction, whether or not in fact authorized, that has been verified in accordance with the Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“Investment Guidelines” has the meaning set forth in Section 2.6(a) of this Agreement.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Lending Account” means each of the Securities Accounts set forth in Schedule 4 to this Agreement, as that Schedule may be modified from time to time by agreement of the parties.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income) or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ and experts’ fees and disbursements reasonably incurred) and outstanding from time to time.

“Loan” means a loan of Securities under this Agreement and under the applicable MSLA.

“Loan Fee” means the amount payable by a Borrower to J.P. Morgan under the applicable MSLA in connection with Loans collateralized by Collateral other than Cash Collateral.

“Market Value” means the value reasonably determined by J.P. Morgan in accordance with the applicable MSLA, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and proceeds of Collateral) are denominated in a currency other than Dollars; and in the case of fixed income Securities, including any accrued but unpaid interest thereon. In the case of Cash

Securities Lending Agreement - JPMCB New York - General

Collateral, “Market Value” means the value of the cash delivered by Borrower. “Market Value” shall be determined as of the close of trading on the preceding Business Day.

“MSLA” means a master securities lending agreement or securities borrowing agreement between J.P. Morgan and a Borrower, under which J.P. Morgan lends Securities on behalf of its customers (including Lender) from time to time. The location of each Borrower is indicated in Schedule 2.

“Non-cash Distributions” has the meaning set forth in Section 2.7(b) of this Agreement.

“Proceeds” means interest, dividends and other payments received by J.P. Morgan in connection with Authorized Investments.

“Rebate” means the amount payable by J.P. Morgan on behalf of Lender to a Borrower (or, in the case of a negative rebate, the amount payable by Borrower to J.P. Morgan on behalf of Lender) in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by Borrower and J.P. Morgan.

“Return Date” has the meaning set forth in in Section 3.2(a) of this Agreement.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or obligations of an issuer and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each of the securities accounts established and maintained by J.P. Morgan on behalf of Lender under the Custody Agreement.

“Securities Depository” means any clearing system or securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities.

“Security Procedure” means the applicable security procedure to be followed by Lender (and its Authorized Persons) and/or by J.P. Morgan, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of instructions may be set forth in service level documentation in effect from time to time with respect to the services set forth in the Custody Agreement, or in separate documentation, and may be updated by J.P. Morgan from time to time upon notice to the Lender. A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, and telephone call backs, or third party utilities. For the avoidance of doubt, a SWIFT message issued in the name of Lender through any third party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder, shall be deemed to have been verified through a Security Procedure.

Securities Lending Agreement - JPMCB New York - General

“SFTR” means Regulation (EU) No. 2015/2365 on transparency of securities financing transactions and reuse and amending Regulation (EU) No. 648/2012 and all Commission delegated regulations and Commission implementing regulations made thereunder and includes that law or regulation as it forms part of UK law or regulation following exit day (as defined in the Withdrawal Act) and as it may be amended pursuant to the Withdrawal Act.

“Taxes” means any tax, levy or duty including, without limitation, withholding tax, value-added tax, sales tax, business tax, stamp duty or other similar taxes and charges.

“Term Loan” has the meaning set forth in Section 2.2(c) of this Agreement.

“Tri-party Agreement” means an agreement among J.P. Morgan, a financial institution acting as tri-party custodian, and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at the financial institution in J.P. Morgan’s name on behalf of J.P. Morgan’s lending customers and for the provision of Collateral Management Services.

“Tri-party Institution” means a financial institution (which may be J.P. Morgan acting in a separate capacity) with which J.P. Morgan shall have entered a Tri-party Agreement.

“User Code” means a password digital certificate, identifier (including biometric identifier), security device, algorithm, encryption or other similar procedure used by the Lender or an Authorized Person to access J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.

“Withdrawal Act” means the European Union (Withdrawal) Act 2018.

(b)	Interpretation

(i)	Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii)	Unless otherwise expressly stated to the contrary herein, references to Sections are to sections of this Agreement and references to Paragraphs are to paragraphs of the Sections in which they appear.

(iii)

Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa). Use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein.

(iv)

Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service

Securities Lending Agreement - JPMCB New York - General

provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v)

The Schedules, Appendices and Annexes to the Agreement are incorporated herein by reference and form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement. If and to the extent that there is an inconsistency between the terms of the body of the Agreement and its Schedules, Appendices and Annexes, the terms of the body of the Agreement shall prevail unless expressly stated otherwise.

2.	THE SECURITIES LENDING SERVICES

2.1	Appointment; Authority

(a)

Lender hereby appoints J.P. Morgan as its agent to lend Securities in each of the Lending Accounts on Lender’s behalf to Borrowers from time to time in accordance with the terms of this Agreement and on such terms and conditions and at such times as J.P. Morgan shall determine. J.P. Morgan hereby accepts appointment as such agent.

(b)

Lender hereby authorizes and empowers J.P. Morgan to execute in Lender’s name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to J.P. Morgan. In this regard, Lender hereby authorizes J.P. Morgan to lend Securities in the Lending Accounts to Borrowers under agreements substantially in the forms of the MSLA; it being understood and agreed, however, that J.P. Morgan shall notify Lender of any material change to the MSLA entered into with any Borrower which it deems to be detrimental to the Lender. J.P. Morgan may exercise all rights and powers provided under any MSLA as may be incidental to that MSLA. Upon request, J.P. Morgan to provide the Lender with a copy of the relevant form of MSLA.

2.2	Loans

(a)

From time to time, J.P. Morgan may lend to Borrowers Securities held in the Lending Accounts and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. All Securities of Lender held by J.P. Morgan that are issued, settled or traded in the markets listed on Schedule 4 to this Agreement may be lent to Borrowers from time to time without the consent of any Authorized Person. All Loans shall be made on a fully disclosed basis. J.P. Morgan may suspend lending activity in one or more markets from time to time if it determines that lending in those markets is impracticable or uneconomical.

(b)

J.P. Morgan shall seek to assure that Lender receives a fair and reasonable allocation of lending opportunities vis-à-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, Borrower’s requested Rebate rate, limitations on investments of Cash

Securities Lending Agreement - JPMCB New York - General

Collateral, tax treatment, liquidity and other similar commercial factors (the “Allocation Factors”). The Allocation Factors may also include consideration of the cost to J.P. Morgan in the allocation of the aforementioned lending opportunities, including, but not limited to, the capital cost of indemnification by J.P. Morgan. The Allocation Factors may improve or reduce such allocation opportunities and, in some instances, may result in non-participation in a loan opportunity at all. The Allocation Factors are the basis for determining which clients, on a case by case basis, will be eligible for an objective allocation of a loan opportunity. J.P. Morgan is under no obligation to enter into a transaction if the cost to J.P. Morgan will exceed its revenue for that given transaction, however, reserves the right to enter into any such transaction based on certain factors that have intrinsic value to J.P. Morgan.

(c)

Loans shall generally be terminable on demand. With the prior approval of Lender, however, Loans may be made on the basis of a specified termination date (each a “Term Loan”), with or without providing for the right of Lender to terminate or substitute equivalent Securities.

(d)

J.P. Morgan shall terminate any Loan of Securities to a Borrower as soon as practicable after: (i) receipt by J.P. Morgan of a notice of termination of the respective MSLA by the Borrower; (ii) receipt by J.P. Morgan of Instructions directing it to terminate a Loan; (iii) receipt by J.P. Morgan of Instructions instructing it to delete from Schedule 2 to this Agreement the Borrower to which such Loan was made; (iv) receipt by J.P. Morgan of Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 6.1 of this Agreement; (v) receipt by J.P. Morgan of notice advising that an Event of Default has occurred and is continuing beyond any grace period that may be afforded by J.P. Morgan; (vi) J.P. Morgan elects, in its sole discretion, to terminate a Loan other than a Term Loan; or (vii) termination of this Agreement. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. In the event of Borrower’s failure to return the applicable Securities upon termination of a Loan, J.P. Morgan shall take the steps specified in Section 3.1 of this Agreement.

(e)

Lender shall not engage in any security lending activity with regard to Securities held in any Lending Account during the term of this Agreement, except for Loans made by J.P. Morgan as lending agent under this Agreement.

2.3	Borrowers

(a)

Securities may be lent to any Borrower listed in Schedule 2 to this Agreement, in J.P. Morgan’s sole discretion. Schedule 2 to this Agreement may be updated from time to time upon written notice by J.P. Morgan to add new Borrowers and to delete entities that have ceased to be potential Borrowers. If Lender notifies J.P. Morgan in writing within five business days from the date of any such notice that

Securities Lending Agreement - JPMCB New York - General

it objects to a potential Borrower, no Loans of Securities shall be made to such potential Borrower. If Lender does not so object within such five business day period, each potential Borrower notified to Lender by J.P. Morgan shall be deemed acceptable to Lender. Lender may at any time provide Instructions to J.P. Morgan to delete a Borrower from Schedule 2 to this Agreement. Promptly following receipt of those Instructions J.P. Morgan will cease making Loans to that Borrower and promptly take the steps set forth in Section 2.2(d) of this Agreement. J.P. Morgan shall have the right to decline to make any Loans to any Borrower and to discontinue lending to any Borrower in its sole discretion and without notice to Lender.

(b)

J.P. Morgan may assume (unless its personnel directly responsible for the performance of the services under this Agreement have actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default has occurred and that Borrower is in compliance with its obligations under the applicable MSLA.

(c)	J.P. Morgan shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower.

2.4	Receipt of Collateral; Collateral Substitution

(a)

For each Loan, J.P. Morgan or a Tri-party Institution shall receive and hold all Collateral required by the applicable MSLA in a Collateral Account. A given Loan may be collateralized by more than one type of Collateral. J.P. Morgan shall credit, or where applicable shall have a Tri-party Institution credit, all Collateral, Authorized Investments and proceeds to a Collateral Account and J.P. Morgan shall mark its books and records to identify Lender’s interest therein. In this regard, J.P. Morgan shall segregate assets held in each Collateral Account maintained from J.P. Morgan’s proprietary assets. J.P. Morgan shall accept substitutions of Collateral in accordance with the applicable MSLA or Tri-party Agreement, and shall credit, or where applicable shall have a Tri-party Institution credit, all such substitutions to a Collateral Account.

(b)

All Collateral and Authorized Investments are held under the terms of the Custody Agreement, unless otherwise agreed in writing between the parties. J.P. Morgan has been authorized under the Custody Agreement to act through and hold the Collateral and Authorized Investments with Tri-party Institutions and Securities Depositories. Lender confirms that in addition to holding Collateral and Authorized Investments with Tri-party Institutions and Securities Depositories, J.P. Morgan may appoint such Tri-party Institutions or Securities Depositories to provide Collateral Management Services.

Securities Lending Agreement - JPMCB New York - General

2.5	Mark to Market Procedures

(a)

J.P. Morgan shall require initial Collateral from Borrower for a Loan in an amount determined by applying the then applicable Collateral Requirement to the Market Value of the Security that is the subject of the Loan.

(b)

J.P. Morgan shall calculate the Market Value of the Collateral on each Business Day. If the Market Value of the Collateral held by J.P. Morgan on behalf of Lender for a Loan on any Business Day is less than the Collateral Requirement set forth on Appendix A to Schedule 3 to this Agreement, J.P. Morgan shall demand on behalf of Lender that the applicable Borrower deliver additional Collateral in accordance with the applicable MSLA. J.P. Morgan also may from time to time establish de minimis guidelines with respect to Collateral under which a demand for additional Collateral from a Borrower would not be made even where otherwise required under this Agreement.

(c)	J.P. Morgan is authorized to return excess Collateral to the Borrower upon demand, in accordance with the terms of the applicable MSLA.

(d)

J.P. Morgan may modify the Collateral procedures set forth on Appendix A to Schedule 3 to this Agreement from time to time based on general market conditions (including volatility of Securities on Loan and of Securities Collateral), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. J.P. Morgan shall promptly notify Lender of material revisions to the Collateral Requirement and the foregoing procedures.

2.6	Investment of Cash Collateral

(a)

J.P. Morgan is hereby authorized to invest and (subject to Section 2.6(c)) reinvest Cash Collateral in accordance with the investment guidelines set forth in Schedule 1 to this Agreement (the “Investment Guidelines”). The Investment Guidelines may be amended from time to time by written agreement of the parties. Authorized Investments are not guaranteed by J.P. Morgan, and involve risk, including possible loss of principal. Lender assumes all risk of loss resulting from an Authorized Investment. J.P. Morgan is authorized to buy or sell Cash Collateral investments through bulk trades in which its other customers participate. Cash Collateral and additions to Cash Collateral received after the market closes shall not be invested until the next Business Day.

(b)

J.P. Morgan may from time to time advance to Lender its share of accrued earnings from Cash Collateral. By the same token, except as may be expressly set forth in the Investment Guidelines, earnings received from Cash Collateral shall not be invested on behalf of Lender pending distribution under this Agreement (e.g., as Rebates to Borrowers and as lending income under Section 5.1 of this Agreement) and, therefore, no income shall be paid thereon to Lender. J.P. Morgan anticipates earning interest on such earnings pending such distribution in an amount approximately equal to the fed funds rate in effect from time to time.

Securities Lending Agreement - JPMCB New York - General

(c)	J.P. Morgan may, in its sole discretion, liquidate any Cash Collateral investment and credit the net proceeds to the Lender’s cash account.

(d)

If: (i) a loss is realized on a Cash Collateral investment or (ii) J.P. Morgan determines that a Cash Collateral investment either is unlikely to be redeemed in accordance with its terms (as in effect at the time such Cash Collateral investment was acquired) or will need to be sold at a loss in order to raise cash to return to a Borrower upon the present or future maturity of a Loan or (iii) J.P. Morgan otherwise reasonably requires the replenishment of Cash Collateral, J.P. Morgan may require that Lender transfer to it cash in an amount at least equal to the difference between the amortized cost and the fair market value of the applicable Cash Collateral investment (as determined by J.P. Morgan in its reasonable discretion). Lender shall promptly comply with any such request.

2.7	Distributions

(a)

J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on Securities on Loan. J.P. Morgan shall credit Lender’s cash account on the anticipated payment date with the amount of all Cash Distributions (but for purposes of this Section 2.7(a), the term “Cash Distributions” shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity, which shall be paid in accordance with the terms of the Custody Agreement), net of any taxes that are withheld by J.P. Morgan or any third party (such service hereinafter defined as “AutoCredit”) with respect to Securities on Loan over their record date that Lender would have received under the Custody Agreement had such Securities not been on Loan over record date. AutoCredit is limited to those Securities and/or markets as to which J.P. Morgan customarily offers an AutoCredit service. Upon request, J.P. Morgan shall provide Lender with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Lender that is reasonable in the circumstances. J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Lender shall promptly return any amount credited to Lender’s cash account upon oral or written notification from J.P. Morgan that: (i) such amount has not been paid by the issuer or the paying agent of the Securities (as applicable) in the ordinary course of business or (ii) such amount was incorrectly credited. If Lender does not promptly return any amount upon such notification, J.P. Morgan shall be entitled, upon oral or written notification to Lender identifying the amount, to reverse the applicable credit by debiting Lender’s cash account for the amount previously credited. When the AutoCredit service is not available, Cash Distributions, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(b)	The following procedures shall apply to Distributions which are not Cash Distributions (“Non-cash Distributions”):

Securities Lending Agreement - JPMCB New York - General

(i)

Any Non-cash Distribution which is in the nature of a stock split or a stock dividend shall at the option of J.P. Morgan: (A) be added to the existing Loan to which that Distribution relates as of the date that Non-cash Distribution is payable and shall be subject to the provisions of this Agreement and the applicable MSLA; or (B) be delivered by Borrower to J.P. Morgan, and J.P. Morgan shall credit that Non-cash Distribution to the applicable Lending Account.

(ii)

Any Non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date that Non-cash Distribution is payable and shall be subject to the provisions of this Agreement; provided that Lender may give J.P. Morgan Instructions, prior to the applicable Cut-off Time directing it to request that Borrower deliver that Non-cash Distribution to J.P. Morgan under the applicable MSLA, in which case J.P. Morgan shall credit that Non-cash Distribution to the applicable Lending Account. If Lender wishes to exercise any such warrants or rights while they are on Loan, Lender shall instruct J.P. Morgan prior to the applicable Cut-off Time to direct the Borrower to deliver the applicable Security or other property to the applicable Lending Account in exchange for the price specified in the warrant or right.

(iii)

If Lender requests that J.P. Morgan instruct Borrower to deliver a Non-cash Distribution on its payable date, and Borrower fails so to deliver the Non-cash Distribution on such date and any reasonable and customary grace period has expired, J.P. Morgan, at its option, but subject to Section 3.2(b) of this Agreement, shall credit such Non-cash Distribution to the applicable Lending Account, or credit to Lender’s cash account an amount equivalent to the Market Value of such Non-cash Distribution as of the close of business on the day prior to the credit date. In addition, the assignment and subrogation provisions and corresponding rights and obligations set forth in Section 3.3 of this Agreement shall apply.

2.8	Voting Rights

During the term of any Loan, J.P. Morgan shall permit the Securities on Loan to be transferred into the name of Borrower. Securities on Loan shall not ordinarily be available to Lender for voting while they are on Loan on the applicable Record Date. Lender shall be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on Loan) as of the applicable record date for those Securities, except in those markets where it is not practical or permissible to do so.

2.9	Sale of a Security on Loan

Lender shall advise J.P. Morgan of the sale of Securities on Loan no later than the applicable Cut-off Time and Lender shall bear the risk of any Liabilities attributable to its

Securities Lending Agreement - JPMCB New York - General

failure to provide notice prior to the applicable Cut-off Time. J.P. Morgan shall promptly give the Borrower notice of termination of the applicable Loan (other than a Term Loan). If the Borrower fails to return any loaned Securities in a timely fashion, J.P. Morgan shall promptly take action as provided in Section 3.1 of this Agreement. Lender acknowledges, however, that in the case of a Borrower’s failure to return Securities where some, but not all, of the Securities being sold are subject to the applicable Loan, neither Borrower nor J.P. Morgan will be liable for any Liability associated with the failure of the sale of securities because partial settlement of the sale was not permitted or Lender or its agent withheld any consent necessary for a partial settlement.

2.10	Recordkeeping; Access to J.P. Morgan’s Records

(a)

J.P. Morgan shall establish and maintain those records as are reasonably necessary to account for Loans that are made and the income derived from the Loans. Each party shall comply with reasonable requests of the other party for information necessary to the requester’s performance of its duties under this Agreement.

(b)

J.P. Morgan will, upon reasonable written notice, allow Lender (and/or Lender’s auditors and independent public accountants if required for examination of its books and records) reasonable access during normal working hours to the records of J.P. Morgan relating to the services provided under this Agreement.

(c)

J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of the access, and the scope of the records made available. Lender shall reimburse J.P. Morgan for the reasonable cost of copying, collating and researching archived information.

(d)

During the performance of this Agreement and for any period as required by Applicable Law after the completion of this Agreement, J.P. Morgan will maintain complete, accurate and auditable records pertaining to this Agreement, including all books and records which J.P. Morgan is required to maintain pursuant to Applicable Law. All such books and records maintained by J.P. Morgan shall be maintained in a form acceptable under Applicable Law as it applies to J.P. Morgan in its capacity as provider of the securities lending services.

2.11	Statements of Account

(a)

J.P. Morgan shall provide Lender with periodic statements (as agreed by the parties from time to time) or electronic access to account information (“Information”) that will enable Lender to generate or receive reports and statements describing the Loans made, the investments made with Cash Collateral, and the income derived from Loans, during the period covered by the statement. All prices included in such statements shall either be based on amortized cost or be indicative fair market value as reported by third party vendors. Lender will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) Lender’s inability to

Securities Lending Agreement - JPMCB New York - General

access any such Information. Lender will provide J.P. Morgan such notice within a reasonable time after (x) Information is made available to Lender or (y) Lender discovers that it is unable to access Information, as the case may be.

(b)

Lender acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating account records, and other causes. J.P. Morgan will not be liable for any Liabilities arising out of any such Information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.12	Notifications

Lender agrees (a) to access statements and information concerning the services provided under this Agreement through J.P. Morgan’s website and (b) to electronic delivery of any documents from J.P. Morgan, including, but not limited to, notices, statements, confirmations, and other communications as required by applicable regulations with respect to J.P. Morgan’s securities lending program. J.P. Morgan may make any notification required under this Agreement, other than notifications described in Section 9 and Section 10.1 of this Agreement, by posting it on the website or via e-mail.

2.13	Change Requests

(a)

If either party wishes to propose any amendment or modification to, or variation of, the services under this Agreement (including the scope or details of the services) (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change.

(b)

Promptly following the receipt of a Change Request the parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 5.1 of this Agreement, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

(c)

If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a Change, or an increase in J.P. Morgan’s costs or risk associated with provision of its services contemplated by this Agreement, J.P. Morgan shall be entitled to an appropriate increase in the fees contemplated by Section 5.1 of this Agreement. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i)	J.P. Morgan shall be entitled to charge the Lender for any changes to software that has been developed or customized for the Lender; and

Securities Lending Agreement - JPMCB New York - General

(ii)

J.P. Morgan shall be entitled to charge the Lender for any changes required as a result of the change in Applicable Law affecting the Lender in a materially different way than it affects J.P. Morgan’s other lenders, or which the Lender wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for other lenders.

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT

3.1	Default by Borrower with respect to Securities on Loan

If any Borrower fails to return any Securities on Loan when due under the applicable MSLA, J.P. Morgan shall take action as appropriate in accordance with general market practice and J.P. Morgan’s reasonable judgment, including, but not necessarily limited to, claiming compensation from that Borrower on behalf of Lender in the event a trade executed by Lender fails on account of that Borrower’s failure to have returned Securities on Loan in a timely manner or, where J.P. Morgan deems it necessary, other action as may be permitted by the applicable MSLA (including but not limited to collecting any penalties or fines).

3.2	Indemnification of Lender in Respect of Securities

(a)

In addition to the actions described in Section 3.1 and after the expiration of any reasonable and customary grace period except in cases relating to the solvency of a Borrower, if any Borrower with respect to any Loan effected under this Agreement fails to return any Securities on Loan when due under the applicable MSLA which is the date an Event of Default shall have occurred under the applicable MSLA (the “Return Date”), then J.P. Morgan shall, as soon as practicable, liquidate the Collateral on behalf of the Lender pursuant to the Lender’s rights under the applicable MSLA and implement the following steps to ensure that the Lender is returned its Securities or the economic value thereof:

(i)

J.P. Morgan shall, as soon as practicable, purchase replacement Securities of the same issue, type, class and series and deposit such Securities to the applicable Lending Account. J.P. Morgan shall effect such purchase (A) on the Lender’s behalf, by applying the proceeds from the liquidation of Collateral and any Cash Collateral to the settlement of such purchase and (B) at its own expense, only to the extent the proceeds from the liquidation of Collateral and the Cash Collateral are insufficient or unavailable to settle such purchase of replacement Securities;

(ii)

J.P. Morgan may, to the extent that J.P. Morgan is unable to successfully place an order to purchase replacement Securities after making an effort in a reasonable manner to do so for two Business Days, credit the Lender’s cash account in Dollars with an amount equal to the Market Value of the unreplaced Securities as of the Return Date. J.P. Morgan may effect such crediting: (A) by transfer of any remaining proceeds from the liquidation

Securities Lending Agreement - JPMCB New York - General

of Collateral and any Cash Collateral, or (B) at its own expense, to the extent the remaining proceeds from the liquidation of Collateral and Cash Collateral are less than the Market Value of the unreplaced Securities as of the Return Date.

(b)

Notwithstanding any other provision of this Section 3.2, J.P. Morgan’s obligation to, at its own expense, credit Lender’s cash account with cash or the Lending Account with replacement Securities shall be reduced by an amount equal to the extent of any shortfall in the Collateral which is attributable to one or more of the following:

(i)	a decrease in the market value of Authorized Investments;

(ii)	the act or omission or insolvency of any Securities Depository or Tri-party Institution (other than in the case of insolvency of J.P. Morgan or any of its Affiliates); or

(iii)	J.P. Morgan’s reasonable reliance on incorrect prices of the lent Securities or Collateral provided by a pricing vendor as described in Section 7.5 of this Agreement.

3.3	Application of Collateral/Assignment of Rights

(a)

In the case of an Event of Default, the Lender agrees that any Collateral and any proceeds of Collateral, Authorized Investments or Proceeds shall be applied to ensure that the Securities or the economic value thereof are returned to Lender in accordance with Section 3.2, and any excess Collateral, proceeds of Collateral, Authorized Investments or Proceeds shall be applied as follows:

(i)	First, to reimburse J.P. Morgan for any and all amounts expended in complying with its obligations under Section 3.2;

(ii)	second, to reimburse J.P. Morgan for any and all amounts advanced by it under Section 2. 7 or otherwise advanced by J.P. Morgan on behalf of the affected Borrower; and

(iii)	third, to any other amounts owed by the affected Borrower to Lender under the applicable MSLA.

(b)

If J.P. Morgan is required to perform or make any payment hereunder in connection with a Loan, Lender agrees that J.P. Morgan shall be subrogated to and that Lender shall assign and be deemed to have assigned to J.P. Morgan, all of Lender’s rights in, to and against Borrower (and any guarantor of this Agreement) in respect of (i) such Loan to the extent of any payment or purchase made by J.P. Morgan under Sections 2.7 or 3.2 (or otherwise made to Lender by J.P. Morgan on behalf of the affected Borrower under the applicable MSLA), and (ii) subject to Lender’s rights under Section 3.3(a), any Collateral pledged by Borrower in respect of such Loan, and all proceeds of such Collateral, including any Collateral and proceeds remaining after the application process set forth in Section 3.3(a). If Lender receives or is credited with any payment, benefit or value

Securities Lending Agreement - JPMCB New York - General

from or on behalf of Borrower in respect of the rights to which J.P. Morgan becomes subrogated as provided herein, Lender shall promptly remit or pay to J.P. Morgan the same (or, where applicable, its Dollar equivalent). Lender agrees that the express entitlement to subrogation contained in this Section shall be in addition and without prejudice to all and any equitable rights of subrogation which J.P. Morgan may have or acquire on making any payment or effecting any repurchase as a result of the occurrence of any event involving a Borrower as aforesaid.

4.	INSTRUCTIONS

4.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

Lender authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. Lender is solely responsible for the accuracy and completeness of Instructions, proper delivery of Instructions to J.P. Morgan, for updating Instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities resulting from Lender’s failure to perform these responsibilities. Lender will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction, except to the extent that such Liabilities are caused by the fraud, negligence or willful misconduct of any J.P. Morgan Indemnitees in the manner in which it carries out the Instruction.

(b)

To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system confirmed as acceptable to J.P. Morgan.

(c)

J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive missing information, clarification or confirmation satisfactory to it. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification or confirmation satisfactory to it provided J.P. Morgan acted in accordance with the standard of care set forth in Section 7.1 of this Agreement.

4.2	Verification and Security Procedures

(a)	J.P. Morgan and Lender shall comply with any applicable Security Procedures to permit J.P. Morgan to verify the authenticity of Instructions.

Securities Lending Agreement - JPMCB New York - General

(b)

The Lender acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions. The Lender shall promptly notify J.P. Morgan if it does not believe that any relevant Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(c)

The Lender and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Lender or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Lender’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Lender or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Lender shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

4.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan shall not be required to act upon Instructions which it reasonably believes to be contrary to Applicable Law or market practice, and will not be responsible for any Liabilities resulting from not acting upon such Instruction. J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Lender of the basis of its decision where reasonably practicable and permitted by Applicable Law.

4.4	Cut-Off Times

J.P. Morgan has established deadlines for receipt of Instructions (each a “Cut-off Time”). If J.P. Morgan receives an Instruction after its established Cut-off Time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction is received. J.P. Morgan’s current Cut-off Times are set forth in Schedule 6 to this Agreement which may be updated from time to time upon notice from J.P. Morgan.

4.5	Electronic Access and Cybersecurity

(a)

Access by Lender to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Schedule 8 Electronic Access. The Lender and its Authorized Persons shall use

Securities Lending Agreement - JPMCB New York - General

User Codes to access J.P. Morgan’s systems, applications or products unless otherwise agreed by J.P. Morgan.

(b)

Each of Lender and J.P. Morgan will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that are aligned with industry security standards and that, among other things, protect against any anticipated threats or hazards to the security or integrity of their respective systems and data. J.P. Morgan may in its discretion provide training or information on best practices to Lender from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity.

(c)	Each of Lender and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

4.6	Recording of Telephone Communications

Either party may record any of their telephone communications.

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

5.1	Fees and Expenses

(a)

In connection with each Loan under this Agreement, Lender hereby authorizes J. P. Morgan to retain a fee in an amount equal to 12.5% of the sum of (i) earnings derived from Authorized Investments (as adjusted for any Rebate paid or received by J.P. Morgan); (ii) any fee, paid or payable by Borrower with respect to Loans (including any Loan Fee but excluding any compensation payable by Borrower under any Tri-party Agreement); and (iii) any other amounts payable by Borrower under the MSLA in connection with a Loan (net, however, of any other amount payable by Lender in connection with such Loan). Gains and losses on Authorized Investments shall not be taken into account in calculating earnings for the purposes of J.P. Morgan’s fee. Earnings shall be subject to adjustment as necessary to correct variances and late items. J. P. Morgan may execute foreign exchange transactions in order to convert earnings received in other currencies into Lender’s base currency. Such transaction shall be calculated with reference to J.P. Morgan’s usual spot rates that are available as of the day of such transaction.

(c)

J.P. Morgan may make reasonable amendments to the above fees at any time should either (i) Lender’s actual investment guidelines or portfolio differ significantly from the assumptions used to develop J.P. Morgan’s fee proposal, (ii) Lender imposes material restrictions on the lending of Securities under this Agreement or the classes of Collateral that can be received, (iii) Lender’s service requirements change, (iv) Lender’s use of any other products that were included in J.P. Morgan’s pricing proposal to the Lender is discontinued or modified in any respect material to J.P. Morgan’s pricing proposal, or (v) the

Securities Lending Agreement - JPMCB New York - General

volume of Loans is materially and adversely affected due to a change in Applicable Law. All amendments to the fees under this paragraph (c) of Section 5.1 shall be in writing and signed by the parties, and the parties agree that consent to such amendments shall not be unreasonably withheld.

(d)

J.P. Morgan may retain its share of earnings and fees under this Agreement and shall credit Lender monthly with Lender’s share of earnings and Loan Fees. J.P. Morgan may reverse a credit to Lender of earnings and Loan Fees upon oral or written notification that such amount was incorrectly credited.

(e)

Lender shall reimburse J.P. Morgan for its reasonable out-of-pocket expenses or incidental expenses incurred in providing the services under this Agreement, including, but not limited to, legal fees. J.P. Morgan may apply these expenses and any other amounts owed by Lender under this Agreement against Lender’s cash account with J.P. Morgan and/or a Collateral Account.

(f)

Invoices (if any) will be payable within thirty (30) days of the date of the invoice. If Lender disputes an invoice it shall nevertheless pay, or allow J.P. Morgan to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

5.2	Overdrafts

J.P. Morgan may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled under the applicable MSLA and deduct such advances from Lender’s cash account (even if an overdraft of the cash account results). If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Lender, payable either on demand or automatically upon the occurrence of any event with respect to the Lender that is specified in either section 9.2(a)(ii) of this Agreement or section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Any such advance will bear interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts from the date of such advance to the date of payment (including after the date any judgment may be entered against the Lender with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part will be asserted by Lender against J.P. Morgan for J.P. Morgan’s refusal to make advances under this Agreement or to settle any transaction for which Lender does not have sufficient available funds in the applicable currency in its cash account. The Lender acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time.

5.3	J.P. Morgan’s Right Over Securities; Set-off

Securities Lending Agreement - JPMCB New York - General

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law, until satisfaction of all Liabilities outstanding from time to time (whether actual or contingent) of Lender to J.P. Morgan or any of its Affiliates, J.P. Morgan shall have, and Lender, on behalf of a Fund, shall grant to J.P. Morgan a security interest in and a lien on the assets held in the Securities Accounts and Lender’s interest in the Collateral Account and any other property at any time held by J.P. Morgan for the benefit of Lender, on behalf of a Fund, or in which Lender may have an interest which is then in J.P. Morgan’s possession or control or in the possession or control of any third party acting on J.P. Morgan’s behalf. J.P. Morgan will be entitled to all rights and remedies available to a secured party under Applicable Law with respect to such assets, including, without notice to Lender, withholding delivery of such assets, selling or otherwise realizing any of such assets and applying the proceeds and any other monies credited to any cash account maintained by Lender with J.P. Morgan in satisfaction of such Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at the prevailing market foreign exchange rate at the time of execution for the sale and purchase of relevant currencies. J.P. Morgan agrees that this provision applies to each applicable Fund separately and that under Applicable Law, J.P. Morgan may not exercise such rights against the assets of any Lender or Fund to satisfy the Liabilities of another Lender or Fund.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Lender, on behalf of a Fund, owed to J.P. Morgan or any of its Affiliates under this Agreement any amount in any currency (i) standing to the credit of any of Lender’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan, or (ii) owed to the Lender by any J.P. Morgan branch or office or by any Affiliate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies. J.P. Morgan agrees that this provision applies to each applicable Fund separately and that under Applicable Law, J.P. Morgan may not exercise such rights against the assets of any Lender or Fund to satisfy the Liabilities of another Lender or Fund.

(c)

Prior to exercising its rights under this Section 5.3, where practicable, J.P. Morgan shall provide Lender with reasonable and recurring notice of the outstanding Liabilities, provided that J.P. Morgan shall not be obligated to provide such prior notice if J.P. Morgan, in its reasonable business judgment, determines that a delay would be likely to materially prejudice its ability to recover the Liabilities.

Securities Lending Agreement - JPMCB New York - General

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES

6.1	Representations of Lender and J.P. Morgan

(a)

Lender represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to enter into and perform its obligations under this Agreement, and to incur overdrafts as contemplated by this Agreement, and grant a lien over assets as contemplated by Section 5.3; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Lender’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) there is no administrative, civil or criminal proceeding pending or, to the knowledge of the Lender, threatened against the Lender; (iv) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (v) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (vi) its execution, delivery, and performance of this Agreement shall at all times comply with Applicable Law, (vii) each Loan shall be, legally and validly entered into, and does not and shall not violate Applicable Law or judgment binding on Lender, or any provision of Lender’s charter or by-laws, or any agreement binding on Lender or affecting its property; (viii) it is lending Securities as principal and shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan under this Agreement, except for rights granted to J.P. Morgan under the Custody Agreement; (ix) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; (x) it is entitled to receive all Distributions on Securities eligible for lending under this Agreement; (xi) the representations and warranties to be given by J.P. Morgan on Lender’s behalf as set out in the MSLAs are true and will continue to be true at all times until termination of J.P. Morgan’s authority to act as Lender’s agent as provided in this Agreement; (xii) it has obtained and will duly renew and maintain one or more LEI codes. Lender will immediately inform J.P. Morgan in writing of any changes to such LEI codes and of any new LEI codes issued to it. “LEI code” means a validated and issued legal entity identifier code the length and construction of which are compliant with the ISO 17442 standard and which is included in the Global LEI database maintained by the Central Operating Unit appointed by The Legal Entity Identifier Regulatory Oversight Committee; and (xiii) information provided by Lender to J.P. Morgan is true, accurate, complete and up-to-date. Lender will immediately inform J.P. Morgan in writing of any changes to the information. Lender shall promptly identify to J.P. Morgan by notice, which notice may be oral, any Securities that are no longer subject to the foregoing representations and if any representations and warranties as are set out in the MSLA cease to be true at any time.

Securities Lending Agreement - JPMCB New York - General

J.P. Morgan may rely upon the representations or certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and Lender shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certifications.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Lender, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms; (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it is qualified to act as securities lending agent under Applicable Law (v) it is duly organized under the laws of its jurisdiction of organization; and (vi) it is not insolvent or unable to pay its debts and no order has been made or resolution passed for its winding-up or for an administration order and no receiver, administrative receiver or manager has been appointed by any person of its business or all or a substantial part of its assets or any material part thereof nor has any equivalent event taken place in any jurisdiction.

6.2	Lender to Provide Certain Information to J.P. Morgan

Upon request, Lender will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including Lender’s organizational documents and its current audited and unaudited financial statements.

6.3	Insurance

Lender acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Lender. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Lender upon written request.

6.4	Confidentiality

(a)

Subject to Section 6.4(c) of this Agreement J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by (i) Applicable Law or courts of competent jurisdiction; (ii) governmental, regulatory or supervisory authorities, or law enforcement agencies with jurisdiction over J.P. Morgan’s businesses; or (iii) with the consent of the Lender.

(b)

The Lender authorizes J.P. Morgan to use Confidential Information (i) in connection with the provision of services to or administration of the relationship with the Lender, (ii) for any operational, credit or risk management purposes, (iii) for due diligence, verification or sanctions screening purposes or (iv) for the prevention or investigation of crime, fraud or any malpractice, including the prevention of terrorism, money laundering and corruption as well as for tax reporting.

Securities Lending Agreement - JPMCB New York - General

(c)	Lender authorizes J.P. Morgan to disclose Confidential Information to:

(i)

any subcustodian, subcontractor, consultant, agent, Securities Depository, securities exchange, central counterparty, custodian, depositary, trading venue, Tri-party Institution, Borrower, broker, third party agent, proxy solicitor, issuer, registrar, service provider, vendor or trade repository and, on an anonymous basis, industry benchmarking/analytics service providers or any other person that J.P. Morgan reasonably believes it is reasonably required to disclose such Confidential Information to in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	its and any J.P. Morgan Affiliate’s professional advisors, auditors and public accountants;

(iii)	its branches and any J.P. Morgan Affiliate;

(iv)	any proposed assignee of J.P. Morgan’s rights under this Agreement; and

(v)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(d)

Lender mandates, authorizes and instructs J.P. Morgan and waives any applicable statutory or non-statutory confidentiality obligations, to disclose certain information for the purposes of assisting a Borrower with its reporting obligations under Article 4 of the SFTR to:

(i)

a trade repository and/or one or more systems operated by such trade repository, to third party delegates and to relevant regulators (including, without limitation, the European Securities and Markets Authority, the UK Financial Conduct Authority and national regulators in the EEA);

(ii)	to and between J.P. Morgan’s head office, branches or affiliates; and

(iii)	to and between any persons or entities who provide services to J.P. Morgan or its head office, branches relating to the reporting obligations under SFTR.

(d)	The confidentiality obligation of each party will survive for one year after the termination of this Agreement.

Securities Lending Agreement - JPMCB New York - General

6.5	Use of J.P. Morgan’s Name

The Lender agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Lender, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as lending agent to the Lender.

J.P. Morgan agrees not to use (or permit the use of) a Lender’s or a Fund’s name in any document, publication or publicity material relating to J.P. Morgan or a J.P. Morgan Affiliate, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of the particular Lender, on behalf of a Fund (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which a Lender’s name is used merely states that J.P. Morgan is acting as securities lending agent to the Lender, on behalf of a Fund.

7.	WHEN J.P. MORGAN IS LIABLE TO LENDER

7.1	Standard of Care; Liability

(a)

J.P. Morgan will exercise the standard of care and diligence that a professional securities lending agent responsible for providing securities lending services would observe in performing its obligations under this Agreement taking into account the rules, practices, and procedures in the relevant market and shall act without bad faith, negligence or willful misconduct (the “Standard of Care”).

(b)

J.P. Morgan will only be liable for the Lender’s direct Liabilities and only to the extent they result from J.P. Morgan’s failure to perform duties as set out in this Agreement in accordance with the Standard of Care.

(c)

Under no circumstances will J.P. Morgan be liable for any: (i) loss of profits (whether direct or indirect), or (ii) indirect, incidental, consequential or special damages of any form, in either case which may be incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as lending agent.

(d)

Under no circumstances will Lender be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, resulting from Lender’s actions or omissions under this Agreement, provided that this paragraph (d) of Section 7.1 shall not apply to any Liability

Securities Lending Agreement - JPMCB New York - General

owing to a third party asserting a claim against J.P. Morgan for which J.P. Morgan is entitled to be indemnified under this Agreement.

(e)

Lender will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement (including without limitation any action taken or omitted by J.P. Morgan in connection with enforcing Lender’s rights under the applicable MSLA), provided that the J.P. Morgan Indemnitee has satisfied the Standard of Care in connection with the Liabilities in question and further provided that J.P. Morgan shall use all commercially reasonable efforts to mitigate any Liability for which indemnity is sought hereunder provided, however, that reasonable expenses incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder. Nevertheless, the Lender, on behalf of a Fund, will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under this Agreement, provided that, in each case, to the extent practicable, J.P. Morgan will use reasonable care to provide prompt notice to the Lender of the circumstances and all pertinent facts related to the claim for indemnification, it being understood that a failure to notify shall not serve to limit Lender’s obligation to indemnify the J.P. Morgan Indemnitees hereunder, and provided further that in no instances shall the Lender, on behalf of a Fund, be obligated to indemnify any J.P. Morgan Indemnitee out of any assets other than the assets of the particular Lender or its Fund or Funds in connection with which the Liability has arisen.

(g)

Lender agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to question Instructions or make any suggestions to Lender or an Authorized Person regarding such Instructions.

(h)

J.P. Morgan may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan or Authorized Investment until it shall have received such security as it may require for all costs, expenses (including legal fees) and Liabilities which it shall or may expend or incur in relation to that Loan or Authorized Investment.

(i)

Subject to Section 7.1(a) of this Agreement and J.P. Morgan’s express obligations under Sections 2.7 and 3.2 of this Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the failure of any Borrower or third party to fulfill the terms of any Loan or MSLA.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Upon reasonable

Securities Lending Agreement - JPMCB New York - General

request, J.P. Morgan shall discuss with the Lender any Business Continuity Plan of J.P. Morgan and/or provide a high-level presentation summarizing such procedures. Neither party (“Affected Party”) will be liable, however, for any Liabilities of any nature that the other party or any third party may suffer or incur, caused by an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), nationalization, expropriation, legal constraint, fraud, theft or forgery (other than on the part of the Affected Party or its employees), cyber-attack, malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the Affected Party’s negligence in maintaining the equipment or software), currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications, facilities, power failures or any other cause beyond the reasonable control of the Affected Party and/or subcustodians (including, without limitation, the non-availability of appropriate foreign exchange) (a “Force Majeure Event”). A Force Majeure Event will not excuse the Lender’s payment obligations under Section 5 for J.P. Morgan’s services provided prior to the Force Majeure Event. If a Force Majeure Event occurs, the parties will meet as soon as reasonably practicable to determine if the fees under this Agreement need to be modified as a result of the Force Majeure Event. J.P. Morgan will not be entitled to any additional payments from the Lender, on behalf of a Fund, for costs or expenses incurred by J.P. Morgan as a result of any Force Majeure Event.

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers (which may be the professional advisers of Lender) in relation to matters of law, regulation or market practice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Potential conflicts of interest may arise whenever J.P. Morgan has an actual or perceived economic or other incentive as securities lending agent to act in a way that benefits J.P. Morgan because of relationships that J.P. Morgan has with other clients or when J.P. Morgan acts for its own account. Potential conflicts may arise, for example (to the extent the following activities are permitted in Lender’s account(s)) when: (1) J.P. Morgan enters into Loans or Authorized Investments in the form of repurchase agreement transactions where an Affiliate is the counterparty; (2) J.P. Morgan makes an Authorized Investment in an investment product, such as, without limitation, mutual fund, managed by J.P. Morgan or an Affiliate; (3) a J.P. Morgan entity obtains services, including trade execution and trade clearing, from an Affiliate such as, without limitation, J.P. Morgan Securities LLC, J.P. Morgan Securities plc or J.P. Morgan Clearing Corp; (4) J.P. Morgan receives payment as a result of purchasing an investment product for a client’s account; or (5) J.P. Morgan receives payment for providing services (including shareholder servicing, recordkeeping or custody) with

Securities Lending Agreement - JPMCB New York - General

respect to investment products purchased or held as collateral for a client’s portfolio. Other potential conflicts may arise because of relationships that J.P. Morgan has with other clients or when J.P. Morgan acts for its own account.

Lender hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that J.P. Morgan or an Affiliate may have a potential conflict of duty or interest in a transaction. In addition to the potential conflicts described above, this includes the fact that J.P. Morgan may: (a) in its individual capacity or acting in a fiduciary capacity for other accounts, have transactions with the same institutions to which J.P. Morgan may be lending Securities, or in which J.P. Morgan may invest Cash Collateral, under this Agreement; (b) when making Authorized Investments as agent for Lender, enter into repurchase agreement transactions under which collateral and/or margin posted by the repurchase transaction seller is held by J.P. Morgan, as custodian for such seller; (c) act as custodian for certain Borrowers, and hold Collateral in the form of Securities posted for Loans by such Borrower; and (d) act as a counterparty to Lender in currency exchange transactions. J.P. Morgan or its Affiliates may earn fees and profits from any of the above-listed activities. Lender acknowledges that such fees are separate from, and in addition to, the fees that J.P. Morgan earns under this Agreement and Lender hereby consents to the receipt by J.P. Morgan or its Affiliates of such fees. In connection with the foregoing, J.P. Morgan shall not be bound to: (i) account to Lender for any fee or other sum received or profit made by J.P. Morgan for its own account or the account of any other person or (ii) disclose any information concerning the specifics of any given transaction or arrangement listed above; provided that, as respects (i) above, J.P. Morgan shall, upon request, promptly inform Lender of the relevant facts as the same relate to J.P. Morgan’s fees as securities lending agent for Lender hereunder. Nothing in the foregoing shall release J.P. Morgan from any obligation to perform the services under this Agreement

7.5	Responsibility for Certain Third Parties

(a)

J.P. Morgan may use third party delivery services and providers of information regarding matters such as pricing, and credit ratings. Although J.P. Morgan will use reasonable care in the selection and retention of such third party providers, it will not be responsible for any errors or omissions made by them in providing the relevant information or services provided that reasonable care has been used in such selection and retention.

(b)

Notwithstanding anything contained in the Custody Agreement relating to J.P. Morgan’s liability for subcustodians, J.P. Morgan shall have no obligation under this Agreement for any Liabilities relating to custody and safekeeping or Collateral Management Services which are sustained or incurred by Lender by reason of any action or inaction by any Securities Depository or a Tri-party Institution or their respective agents, assigns, successors or nominees. If Lender is damaged by the failure of a Securities Depository or a Tri-party Institution to properly fulfill its obligations with respect to Collateral, Authorized Investments or Securities, J.P. Morgan shall provide reasonable cooperation with respect to

Securities Lending Agreement - JPMCB New York - General

any claim that Lender may choose to assert against the Securities Depository or Tri-party Institution in the matter.

8.	TAXATION

8.1	Tax Filings

(a)

Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by J.P. Morgan on Lender’s behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, Taxes, imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as J.P. Morgan is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender’s behalf, J.P. Morgan may do so out of any monies or assets held by it under the terms of the Custody Agreement or this Agreement.

(b)

All payments made to J.P. Morgan under this Agreement shall be made without deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by any Applicable Law. Except as otherwise agreed, if the Lender is so required to deduct or withhold, then the Lender shall:

(i)	promptly notify J.P. Morgan of such requirement;

(ii)	pay or otherwise account for the full amount required to be deducted or withheld to the relevant authority;

(iii)	upon written demand of J.P. Morgan, forward any documentation reasonably acceptable to J.P. Morgan, evidencing such payment to such authorities; and

(iv)

pay J.P. Morgan, in addition to the payment to which J.P. Morgan is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the amount actually received by J.P. Morgan (after taking account of such withholding or deduction) will equal the amount J.P. Morgan would have received had no such deduction or withholding been required.

8.2	Tax Treatment

Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; (ii) it has made its own determination as to the tax treatment of any Loan (including, without limitation, any dividend withholding tax considerations) made under this Agreement, of any payments made by a Borrower and of any remuneration and any other amounts that may be

Securities Lending Agreement - JPMCB New York - General

received by it under this Agreement; and (iii) J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement.

9.	TERM AND TERMINATION

9.1	Term and Termination for Convenience

(a)

The initial term of this Agreement shall be for a period of three (3) years following the date on which J.P. Morgan commenced providing services under the Agreement. Following the initial term, either party may terminate this Agreement on sixty (60) days’ written notice to the other.

(b)

The Lender may terminate this Agreement at any time during the initial term by giving not less than sixty (60) days’ prior written notice to J.P. Morgan upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six (6) month period prior to the Lender’s notice of termination, or since the date on which J.P. Morgan commenced providing services under this Agreement if such period is less than six (6) months.

9.2	Other Grounds for Termination

(a)	Either party may terminate this Agreement immediately on written notice to the other party upon the occurrence of any of the following:

(i)

if the other party commits any material breach of this Agreement and fails to remedy such breach (if capable of remedy) within thirty (30) days’ of the party in breach being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or

(ii)

the other (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable) or (E) is the subject of a measure similar to any of the foregoing;

(iii)	the relevant federal or state authority withdrawing its authorization of either party

Securities Lending Agreement - JPMCB New York - General

(iv)	J.P. Morgan ceases to be qualified to act as a securities lending agent under Applicable Law;

(v)

If a Force Majeure Event substantially prevents performance of any services necessary for the performance of functions reasonably agreed by the parties as critical for more than ten (10) consecutive business days, then the Lender may terminate this Agreement and the services so affected, as of a date specified by the Lender in a written notice of termination.

(vi)

At any time, the Lender, on behalf of a Fund, may elect to remove any Fund from this Agreement in connection with the liquidation of the Fund or the merger of a Fund into another fund, in each case by notifying J.P. Morgan in writing or other mutually agreed communication method.

(b)

J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Lender if J.P. Morgan reasonably determines, in its sole discretion, that Lender has ceased to satisfy J.P. Morgan’s customary credit requirements or that providing services to Lender raises reputational or regulatory concerns.

9.3	Exit Procedure

Following the delivery of the notice of termination, the parties shall cooperate in the termination of Loans and the disposition of investments of Cash Collateral in a manner to minimize the risk to the parties. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications

Notices under Section 9 of this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing. Notice under Section 9 will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns. The parties agree that neither party can assign nor otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by J.P. Morgan to any J.P. Morgan Affiliate or in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s securities lending business.

Securities Lending Agreement - JPMCB New York - General

Notwithstanding anything to the contrary in the Agreement, in the event J.P. Morgan becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. 1811-1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381-5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from J.P. Morgan will be effective to the extent effective under the U.S. Special Resolution Regime.

10.3	Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Appendices, sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement, or representation relating to securities lending, whether oral or written. The parties may enter into one or more non-binding service level documents on terms agreed by the parties and may vary any service level document by agreement at any time. The service level document will not form part of this Agreement. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. J.P. Morgan will give the Lender prior written notice (“Amendment Notice”) if it proposes to amend this Agreement. Except as required by Applicable Law, amendments set out in the Amendment Notice shall take effect as follows:

(a)	where an amendment is required as a result of a change in Applicable Law, such amendment shall take effect upon the date specified in the Amendment Notice; and

(b)	in the case of any amendment other than set out in (a) above, such amendment shall take effect upon the receipt by J.P. Morgan of the Lender’s written agreement to the amendment.

Lender may amend this Agreement upon J.P. Morgan’s written agreement of such amendment.

10.4	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further

Securities Lending Agreement - JPMCB New York - General

hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender shall not claim, and it hereby irrevocably waives, such immunity.

10.5	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.6	AML/Sanctions Requirements

The Lender hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any of its Affiliates reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Lender shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements. In addition, the Lender agrees that J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements. For purposes of this Agreement, “AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or are subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such applicable law.

Securities Lending Agreement - JPMCB New York - General

10.7	Securities Financing Transaction Regulation

Article 4 of the SFTR imposes reporting obligations on securities financing transactions. By entering into this Agreement, the Lender and/or its Borrowers may be required to report certain securities financing transactions and to facilitate such reporting obligations, the Lender agrees:

(a)	to provide to J.P. Morgan the information listed in Schedule 8 of this Agreement; and
(b)

that J.P. Morgan may use the services of a third party delegate(s) (including, without limitation, to assimilate and transfer information into a trade repository) and that a relevant trade repository may engage the services of a global trade repository regulated by one or more governmental regulators.

10.8	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.9	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.10	Stay Legislation

For the purpose of complying with regulations applicable to qualified financial contracts, any potential bail-in of liabilities and analogous regulations, laws and rules put in place in relevant jurisdictions (“Stay Legislation”), J.P. Morgan may, on the Lender’s behalf: (1) agree to amend any master securities loan agreement, master repurchase agreement and any other agreement entered into by J.P. Morgan on the Lender’s behalf pursuant to this Agreement, whether in the form of industry standard or bespoke agreements including, but not limited to, agreeing to contractually acknowledge stays and analogous overrides of default rights that would be applicable under such Stay Legislation; (2) adhere to any protocols published by the International Swaps and Derivatives Association, Inc. (“ISDA”) on the Lender’s behalf, including the ISDA Resolution Stay Protocol and any Jurisdictional Modules thereto; and/or (3) take any other action on the Lender’s behalf that J.P. Morgan, in its sole discretion, deems to be necessary to comply with the Stay Legislation.

10.11	Order Execution

When executing orders on Lender’s behalf and when placing orders with, or passing orders to, other entities (including Affiliates) for execution, J.P. Morgan shall do this in accordance with its execution policy (the version in force as of the date hereof can be found at the following website: http://www.jpmorgan.com/disclosures as amended from time to time.

Securities Lending Agreement - JPMCB New York - General

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

TOUCHSTONE STRATEGIC TRUST TOUCHSTONE FUNDS GROUP TRUST TOUCHSTONE VARIABLE SERIES TRUST		JPMORGAN CHASE BANK, N.A.

By:		By:

Name:		Name:	Amy Dunn

Title:		Title:	Executive Director

Date:	08/15/2025	Date:	August 29, 2025

By:	Terrie Wiedenheft

Name:	Terrie Wiedenheft

Title:	President

Date:	8/15/2025

Securities Lending Agreement - JPMCB New York - General